Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-276382

Prospectus Supplement

(To Prospectus dated January 31, 2024)

Up to $20,000,000

Healthcare Triangle, Inc.

Common Stock

We may offer to sell up to $20,000,000 in the aggregate of our shares of common stock, $0.00001 per share from time to time pursuant to this prospectus supplement through Spartan Capital Securities, LLC, which we refer to as the Sales Agent, pursuant to a Sales Agreement, dated November 18, 2025 (the “ATM Sales Agreement”).

Our common stock trades on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HCTI.” The last reported sale price of our common stock on Nasdaq on November 14, 2025 was $2.09 per share.

Shares of our common stock covered by this prospectus may be sold by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). When it receives a sale order from us, the Sales Agent has agreed to use commercially reasonable efforts consistent with its normal trading and sales practices to execute the order on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The Sales Agent will be entitled to cash compensation at a fixed commission rate of 3% of the gross sales price per share sold through it under the ATM Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-10 for additional information regarding the Sales Agent’s compensation. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. Unless earlier terminated by us or the Sales Agent pursuant to the terms of the ATM Sales Agreement, this offering pursuant to this prospectus supplement will automatically terminate upon the earlier of (1) the sale of common stock pursuant to this prospectus supplement having an aggregate sales price of $20,000,000 and (2) the expiration of the effectiveness of the registration statement related to this prospectus supplement pursuant to Rule 415(a)(5) under the Securities Act or any earlier date on which all securities registered under the registration statement related to this prospectus supplement have been sold or the registration statement related to this prospectus supplement has otherwise been withdrawn.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company” on page S-3 of this prospectus.

Investing in our securities involves a high degree of risk. You should read carefully and consider the “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 10 of the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Spartan Capital Securities, LLC

The date of this prospectus supplement is November 18, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any future amendment to this prospectus supplement or additional prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any future amendment to this prospectus supplement or additional prospectus supplement.

This prospectus supplement, the accompanying base prospectus and any future amendment to this prospectus supplement or additional prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement, the accompanying base prospectus and in any future amendment to this prospectus supplement or additional prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying base prospectus or any future amendment to this prospective supplement or additional prospectus supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (File No. 333-276382) that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to, and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement, the accompanying base prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus, and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain, or incorporate by reference, trademarks, tradenames, service marks and service names of Healthcare Triangle, Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein contain or may contain forward looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus supplement, the accompanying based prospectus, and the documents incorporated by reference herein and therein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to be different than those expressed or implied by these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus and the accompanying base prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended October 31, 2022 and 2023 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the accompanying base prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein and therein. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference herein, before making an investment decision.

Overview

We are a healthcare information technology company focused on advancing innovative industry-transforming solutions in the sectors of cloud services, data science, and professional and managed services for the Electronic Health Record (EHR), healthcare and life sciences industry.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical and life sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, Internet of things (“IoT”), security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of life sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by intellectual property platforms provide advanced analytics, data science applications, and data aggregation in a secure, compliant and cost-effective manner to our customers. Our approach reinforces healthcare progress through advanced technology, extensive industry knowledge, and domain expertise.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include EHR and software implementation, optimization, extension to community partners, as well as application managed services, and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, life sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

We believe our principal competitive factors in our market include our technology capabilities, domain expertise, and on-demand customer support for companies to realize the benefits of modern cloud, data, and security architectures. There are several unique factors mentioned below that make HCTI an attractive service provider for healthcare and life sciences companies:

●	Technology Platforms: our proprietary software platforms, CloudEz and DataEz, are leveraged by our healthcare and life sciences customers for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. Our Readabl.AI platform uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports.

●	Technology Enabled Services: our ability to deliver world-class services in the areas of cloud technologies, data, AI/ML, security, compliance, governance and extend these capabilities with clinical and operational consultants that work across the healthcare industry to improve patient and consumer outcomes.

●	Expertise in Compliance: our compliance and validation experts enable us to implement Health Insurance Portability and Accountability Act (HIPAA) requirements in GxP regulated establishments; GxP encompasses a broad range of compliance-related activities such as Good Laboratory Practices (GLP), Good Clinical Practices (GCP), and Good Manufacturing Practices (GMP). HCTI’s technology platforms CloudEz and DataEz are HITRUST self-certified. HCTI also supports BAA (Business Associate Agreement) coverage for healthcare clients along with cloud providers and PCI-DSS standards. S-1

●	Engagement and Flexibility: HCTI’s ability to achieve customer operational objectives through our design and commercialization of innovative solutions with an outcome-based approach and prompt feedback.

●	Team Members: our world-class team of certified cloud architects and our unique expertise in large global pharmaceutical and biotech organizations and other participants of the healthcare industry.

●	Personal Approach to Customers: our strong relationship management and deep understanding of customer requirements enable us to continuously drive innovation. Our delivery methodology and automation-based approach give us the ability to respond to our customers’ needs and requirements rapidly.

●	Partnership with Industry Leaders: our established relationships with healthcare and life sciences teams of the public cloud providers, including Amazon Web Services (“AWS”), Google Cloud, Microsoft Azure Cloud, and EHR vendors such as MEDITECH and EPICSystems while engaging with our customers for overall success.

Our organizational capabilities and unique advantages also include solving data insights and data interoperability challenges for the HCLS industry with our domain knowledge and technology solutions. To accelerate healthcare providers’ adoption of cloud and next-generation technologies, we leverage our life sciences and medical device industry experience in cloud, data, IoT, AI/ML, security & compliance.

The majority of our revenue is generated by our employees and contractors who provide software services and managed services and support to our clients. Our software services include strategic advisory, implementation and development services and managed services and support include post implementation support and cloud hosting. We are in the early stages of marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues. We do not yet have enough information about our competition or customer acceptance of the proposed SaaS offerings to determine whether or not recurring subscription revenue will have a material impact on our revenue growth. Our SaaS offerings have been launched and commercially available for customers.

Corporate Information

Our principal executive office is located at 7901 Stoneridge Drive, Suite 220, Pleasanton, CA 94588. Our telephone number is (925) 270-4812. Our website address is https://www.healthcaretriangle.com/ . The information included on our website or in any social media associated with the Company is not part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Recent Developments

Annual Meeting. On November 7, 2025, at the virtual annual meeting of shareholders (the “Annual Meeting”), our shareholders: (i) re-elected our four (4) directors to serve a one (1) year term; and (ii) ratified the appointment SRCO Professional Corporation, Chartered Professional Accountants (“SRCO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Warrant Inducement. On October 2, 2025, we entered into a warrant inducement letter (the “Inducement Agreement”) with certain holders (the “Holders”) of the Company’s warrants to purchase shares of our common stock, issued in a private placement offering that closed on February 28, 2025 (the “PIPE Warrants”). Pursuant to the Inducement Agreement, the Holders of the PIPE Warrants agreed to exercise for cash the PIPE Warrants to purchase an aggregate of up to 1,429,528 shares of our common stock, at an exercise price of $2.00 per share, which was reduced from $20.916 per share. The transactions contemplated by the Inducement Agreement (the “Warrant Inducement”) were consummated on October 2, 2025, October 3, 2025, and October 8, 2025 (together the “Closing Date”). The Company received aggregate gross proceeds of approximately $2.85 million in the Warrant Inducement, before deducting advisory fees and other expenses payable by the Company. In consideration of the Holders’ immediate exercise of the PIPE Warrants in accordance with the Inducement Agreement, we issued to the Holders warrants to purchase up to 1,429,528 shares of Common Stock at an exercise price of $3.00 per share (the “October 2025 Warrants”). We also issued warrants to purchase up to 28,590 shares of our common stock at an exercise price of $3.00 per share (the “FA Warrants”) to the financial advisor to the Warrant Inducement.

Reverse Stock Split. On August 1, 2025, we effected a one-for-two hundred forty-nine (1:249) reverse stock split of all issued and outstanding shares of our common stock effective as of 12:01 a.m. Eastern Time on August 1, 2025 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every two hundred forty-nine (249) shares of issued and outstanding common stock combined into one (1) validly issued, fully paid and nonassessable share of Common Stock. Proportional adjustments have also been made to the Company’s outstanding warrants, stock options, and convertible securities, as well as to the reserves available pursuant to the terms of the Company’s 2020 Equity Incentive Plans to reflect the Reverse Stock Split, in each case, in accordance with the terms thereof.

The Reverse Stock Split reduced the number of shares of Common Stock issued and outstanding from 1,452,124,283 to 5,831,816 shares of Common Stock. The number of authorized shares of Common Stock did not change by the Reverse Stock Split.

Asset Transfer Agreement. On June 16, 2025, the Company and Niyama Healthcare, Inc., a Delaware corporation, a provider of Mental Health and Hospital Information Systems technology, across India, South East Asia, and Europe (“Niyama”) entered into an Asset Transfer Agreement, which was amended on June 23, 2025 (the “ATA”). Pursuant to the ATA, the Company agreed to purchase from Niyama, the Transferred Assets (as defined below), and (ii) Niyama’s 100% shareholder equity interest in Ezovion Solutions Private Limited, Chennai, India - Hospital Information Systems SaaS Provider as Niyama’s Equity (the “Transferred Equity”), as a whole and as a going concern in exchange for the Purchase Price (as defined below) . The acquisition also closed on June 16, 2025.

The total consideration for the acquisition, which is referred to herein as the “Purchase Price” was $5.7 million which included: (1) $1.5 million in cash, of which has been paid; (2) 1,388,041 shares of our restricted common stock (all of which have been issued); and (3) up to $1.2 million in earn-out payments contingent on first-year financial performance targets. “Transferred Assets” includes all (i) software intellectual property owned by Niyama, (ii) Niyama customer contracts; (iii) government and regulatory permits, licenses, concessions, or other similar consents held by Niyama for or in connection with Niyama’s Mental Health, Hospital Information Systems and technology business and (iv) business and financial records and documents connected with or relating to Niyama’s Mental Health, Hospital Information Systems and technology business. The acquisition excluded any and all liabilities and obligations associated with Niyama’s business outstanding as of June 16, 2025.

Change in Auditor. On April 10, 2025 (the “Termination Date”), our board of directors directed the Company to notify M&K CPAS, PLLC (“M&K”) that the Company was dismissing M&K as the independent registered public accounting firm of the Company. During the year ended December 31, 2024, and through the date of this Current Report on Form 8-K, the Company has not had any disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of M&K, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

On April 11, 2025, the Company engaged SRCO Professional Corporation, Chartered Professional Accountants (the “New Auditor”) as its independent PCAOB registered public accounting firm for the Company’s fiscal year ended December 31, 2025. The recommendation to engage the New Auditor as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and the Company’s Board of Directors as being in the best interests of the Company.

THE OFFERING

Common Stock Offered by us:	Shares of our common stock having an aggregate price of up to $20,000,000.

Manner of offering:	“At the market offering” that may be made from time to time through our Sales Agent. The Sales Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations, on mutually agreeable terms between the Sales Agent and us. The sales of shares of our common stock under this prospectus supplement, if any, may be made directly on the Nasdaq Capital Market, or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Common Stock to be outstanding immediately after this offering (1):	16,830,721 shares, assuming the issuance of 9,569,377, assuming a sale price of $2.09 per share, based on the last reported sale price of our common stock of $2.09 on Nasdaq on November 14, 2025. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Use of proceeds:	We intend to use the net proceeds from these sales, if any, general

Risk Factors:	Your investment in our securities involves substantial risks. You corporate purposes, which may include, without limitation, investing in or acquiring companies that are synergistic with or complementary to our business and working capital. See “Use of Proceeds” on page S-8 of this prospectus supplement. should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying base prospectus, including the risk factors incorporated by reference from our filings with the SEC.

Nasdaq Capital Market Symbol:	“HCTI”

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 7,261,344 shares of our common stock outstanding as of November 14, 2025, and excludes as of such date:

●	up to 1,429,528 shares of common stock issuable upon the exercise of the PIPE Warrants;

●	up to 28,590 shares of common stock issuable upon the exercise of the FA Warrants;

●	up to 23,905 shares of common stock issuable at an exercise price of $20.916 upon the exercise of warrants;

●	up to 2,449 shares of common stock issuable at exercise price of $2,654.34 upon the exercise of warrants;

●	up to 1,436 shares of common stock issuable at exercise price of $858.273 upon the exercise of warrants;

●	up to 160,853 shares of common stock issuable upon the exercise of outstanding options awarded under our 2020 Stock Incentive Plan at a weighted exercise price of $8.58 per share; and

●	the issuance of up to 3,839,147 shares reserved and remaining available for issuance under our 2020 Stock Incentive Plan;

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe below, together with other information in this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, or any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or a Current Report on Form 8-K that is incorporated by reference into this prospectus supplement and the accompanying base prospectus after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, and investments. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming the sale of 9,569,377 shares of our common stock in this offering in the aggregate amount of $20,000,000 at an assumed offering price of $2.09 per share, which was the last reported sale price of our common stock on Nasdaq on November 14, 2025, and as adjusted net tangible book value per share of our common stock of $1.48 as of September 30, 2025, you will suffer immediate and substantial dilution of $0.61 per share representing the difference between our as-adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the assumed offering price. To the extent shares are issued under outstanding options or warrants, you will incur further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

We plan to sell shares of our common stock in “at the market offerings” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock has been volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and in the accompanying prospectus and those incorporated by reference herein and therein.

We cannot predict the actual number of shares of our common stock that we will sell under the ATM Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the ATM Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the ATM Sales Agreement. The number of shares, if any, of our common stock that are sold through the Sales Agent will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold, if any, will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur as a result of our utilization of our shelf registration statement, our ATM Sales Agreement with the Sales Agent or otherwise could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $20,000,000 from time to time, before deducting the commissions and estimated offering expenses payable by us. However, we cannot guarantee if or when these net proceeds, if any, will be received. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the ATM Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include, without limitation, investing in or acquiring companies that are synergistic with or complementary to our business and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisition contemplated at this time. Pending use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities or in cash or money market funds.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of September 30, 2025, was approximately $2,835,000 or $0.64 per share of common stock.

After giving effect to (i) the issuance of 1,429,528 shares of our common stock pursuant the exercise of the PIPE Warrants and the receipt of approximately $2,679,000 in net proceeds from the exercise of such warrants; and (ii) the issuance of 1,388,041 shares of our common stock to Niyama pursuant to the ATA, our pro forma net tangible book value as of September 30, 2025 would have been approximately $5,514,000 or approximately $0.76 per share.

After giving effect to the pro forma adjustments described above and the sale of 9,569,377 shares of our common stock pursuant to this prospectus in the aggregate amount of $20,000,000 at an assumed price of $2.09 per share, which was the last reported sale price of our common stock on Nasdaq on November 14, 2025, and after deducting commissions and estimated offering expenses payable by us (estimated at $600,000), our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $24,914,000 or approximately $1.48 per share. This represents an immediate increase in net tangible book value of approximately $0.72 per share of common stock to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $0.61 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share of common stock		$2.09
Net tangible book value per share as of September 30, 2025	$0.64
Increase in net tangible book value per share attributable to pro forma adjustments described above	0.12
Pro forma net tangible book value per share as of September 30, 2025	0.76
Increase in pro forma net tangible book value per share attributable to this offering	0.72
As-adjusted net tangible book value per share after giving effect to this offering		1.48
Dilution per share to new investors participating in this offering		$0.61

The table above assumes, for illustrative purposes, that an aggregate of 9,569,377 shares of our common stock are sold at an offering price of $2.09 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 14, 2025, for aggregate gross proceeds of $20,000,000. However, the shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on approximately 7,261,344 shares of our common stock outstanding as of November 14, 2025, and does not include:

●	up to 1,429,528 shares of common stock issuable upon the exercise of the PIPE Warrants;

●	up to 28,590 shares of common stock issuable upon the exercise of the FA Warrants;

●	up to 23,905 shares of common stock issuable at an exercise price of $20.916 upon the exercise of warrants;

●	up to 2,449 shares of common stock issuable at exercise price of $2,654.34 upon the exercise of warrants;

●	up to 1,436 shares of common stock issuable at exercise price of $858.273 upon the exercise of warrants;

●	up to 160,853 shares of common stock issuable upon the exercise of outstanding options awarded under our 2020 Stock Incentive Plan at a weighted exercise price of $8.58 per share; and

●	the issuance of up to 3,839,147 shares reserved and remaining available for issuance under our 2020 Stock Incentive Plan.

PLAN OF DISTRIBUTION

We entered into the ATM Sales Agreement with Spartan Capital Securities, LLC (the “Sales Agent”) on November 18, 2025, pursuant to which we may issue and sell from time to time up to $20,000,000 shares of our common stock through the Sales Agent, as agent or principal, pursuant to this prospectus supplement. Sales of our common stock, if any, under the ATM Sales Agreement will be made at market prices by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock, or to or through a market maker other than on an exchange. The Sales Agent may also sell our common stock hereunder by any other method permitted by law, including in privately negotiated transactions. If we and the Sales Agent agree on any method of distribution other than sales of the shares of common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time we wish to issue and sell common stock under the ATM Sales Agreement, we will notify the Sales Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf such shares up to the amount specified on such terms, subject to the terms and conditions of the ATM Sales Agreement. The obligations of the Sales Agent under the ATM Sales Agreement to sell our common stock are subject to a number of conditions that we must meet. We or the Sales Agent may suspend the offering of the shares of common stock being made through the Sales Agent under the ATM Sales Agreement at any time upon proper notice to the other party. The Sales Agent may from time to time appoint a subagent as it may, in its sole discretion, deem necessary or desirable, which shall be an affiliate of the Sales Agent, for the purposes of selling common stock under the ATM Sales Agreement. No additional fees or expenses will be payable by us if the Sales Agent elects to sell common stock under the ATM Sales Agreement through a subagent.

The settlement between us and the Sales Agent is generally anticipated to occur on the first trading day or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which the sale was made or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a cash commission of 3% of the gross sales price of the shares sold by the Sales Agent under the ATM Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses in an amount not to exceed $10,000, and the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $25,000. We estimate that the total expenses for the offering, excluding the sales commissions and expenses payable to Sales Agent under the terms of the ATM Sales Agreement, will be approximately $50,000. We will report at least quarterly the number of shares of our common stock sold through the Sales Agent under the ATM Sales Agreement and the net proceeds to us.

In connection with the sales of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

This offering of common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all common stock provided for in this prospectus supplement, or (ii) termination of the ATM Sales Agreement as permitted therein.

This summary of the material provisions of the ATM Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the ATM Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Where You Can Find Additional Information” and “Incorporation of Documents By Reference” below.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. Previously, on February 27, 2025, we engaged the Sales Agent as a co-placement agent in our February 28, 2025, $15.2 million PIPE offering. Pursuant to the placement agent agreement, at the conclusion of our PIPE offering, we paid the Sales Agent a placement fee of $554,000.

In addition, in the ordinary course of its various business activities, The Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M under the Exchange Act, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. Moreover, the Sales Agent will not engage in any transactions that stabilizes our common stock.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Sichenzia Ross Ference Carmel, LLP, New York, New York. The Sales Agent is being represented in connection with this offering by Kaufman & Canoles, P.C.

EXPERTS

The consolidated financial statements of Healthcare Triangle, Inc. as of and for the year ended December 31, 2024 and December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of M&K CPAS PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the SEC using its EDGAR system. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 20, 2025, for the second fiscal quarter ended June 30, 2025 filed with the SEC on August 14, 2025 and for the third Fiscal quarter ended September 30, 2025 filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K as filed with the SEC on January 21, 2025, February 18, 2025, February 27, 2025, March 3, 2025, March 24, 2025, April 2, 2025, April 11, 2025, April 11, 2025, May 23, 2025, May 30, 2025, June 23, 2025, July 7, 2025, August 1, 2025, September 2, 2025, September 15, 2025, October 8, 2025 and November 10, 2025;

●	our Schedule 14A, filed with the SEC on March 7, 2025 and October 15, 2025;

●	our Schedule 14C, filed with the SEC on March 17, 2025 and October 14, 2025; and

●	the description of our common stock contained in the Registration Statement on Form 8A12B (File No. 001-40903) relating thereto, filed on October 12, 2021, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Healthcare Triangle, Inc.

Attn: Investor Relations

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

Prospectus

$ 50,000,000

HEALTHCARE TRIANGLE, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in public primary offerings with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of January 4, 2024, the aggregate market value of our outstanding common stock held by non- affiliates, or public float, was $7,241,244 based on 1,703,822 shares of our outstanding common stock that were held by non-affiliates on such date and a price of $4.25 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on November 15, 2023, calculated in accordance with General Instruction I.B.6 of Form S-3. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period that ends on and includes the date hereof. Our common stock is listed on The Nasdaq Capital Market under the symbol “HCTI.”

On January 2, 2024, the last reported sale price of our common stock was $2.855 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should read carefully and consider the “Risk Factors” referenced on page 10 of this prospectus, as well as those contained in the applicable prospectus supplement and in the documents that are incorporated by reference herein or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Currently, we are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public company reporting requirements. Please read “Implications of Being an Emerging Growth Company.”

The date of this prospectus is January 4, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under the shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings and selling security holders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we may offer. Each time we or selling security holders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

As used in this prospectus, unless the context otherwise requires, the terms “HCTI,” the “Company,” the “registrant,” “we,” “us,” “our,” “our company,” or “ours” refer to Healthcare Triangle, Inc. and its consolidated subsidiaries.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, the activities of our licensees, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

iii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K.

Overview

We are a healthcare information technology company focused on advancing innovative industry-transforming solutions in the sectors of cloud services, data science, and professional and managed services for the Electronic Health Record (EHR), healthcare and life sciences industry.

Our approach leverages our proprietary technology platforms, extensive industry knowledge, and healthcare domain expertise to provide solutions and services that reinforce healthcare progress. Through our platform, solutions, and services, we support healthcare delivery organizations, healthcare insurance companies, pharmaceutical and life sciences, biotech companies, and medical device manufacturers in their efforts to improve data management, develop analytical insights into their operations, and deliver measurable clinical, financial, and operational improvements.

We offer a comprehensive suite of software, solutions, platforms and services that enables some of the world’s leading healthcare and pharma organizations to deliver personalized healthcare, precision medicine, advances in drug discovery, development and efficacy, collaborative research and development, respond to real world evidence, and accelerate their digital transformation. We combine our expertise in the healthcare technology domain, cloud technologies, DevOps and automation, data engineering, advanced analytics, AI/ML, Internet of things (“IoT”), security, compliance, and governance to deliver platforms and solutions that drive improved results in the complex workflows of life sciences, biotech, healthcare providers, and payers. Our differentiated solutions, enabled by intellectual property platforms provide advanced analytics, data science applications, and data aggregation in a secure, compliant and cost-effective manner to our customers. Our approach reinforces healthcare progress through advanced technology, extensive industry knowledge, and domain expertise.

Our deep expertise in healthcare allows us to reinforce our clients’ progress by accelerating their innovation. Our healthcare IT services include EHR and software implementation, optimization, extension to community partners, as well as application managed services, and backup and disaster recovery capabilities on public cloud. Our 24x7 managed services are used by hospitals and health systems, payers, life sciences, and biotech organizations in their effort to improve health outcomes and deliver deeper, more meaningful patient and consumer experiences. Through our services, our customers achieve return on investment in their technology by delivering measurable improvements. Combined with our software and solutions, our services provide clients with an end-to-end partnership for their technology innovation.

We believe our principal competitive factors in our market include our technology capabilities, domain expertise, and on-demand customer support for companies to realize the benefits of modern cloud, data, and security architectures. There are several unique factors mentioned below that make HCTI an attractive service provider for healthcare and life sciences companies:

●	Technology Platforms: our proprietary software platforms, CloudEz and DataEz, are leveraged by our healthcare and life sciences customers for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. Our Readabl.AI platform uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports.

●	Technology Enabled Services: our ability to deliver world-class services in the areas of cloud technologies, data, AI/ML, security, compliance, governance and extend these capabilities with clinical and operational consultants that work across the healthcare industry to improve patient and consumer outcomes.

●	Expertise in Compliance: our compliance and validation experts enable us to implement Health Insurance Portability and Accountability Act (HIPAA) requirements in GxP regulated establishments; GxP encompasses a broad range of compliance-related activities such as Good Laboratory Practices (GLP), Good Clinical Practices (GCP), and Good Manufacturing Practices (GMP). HCTI’s technology platforms CloudEz and DataEz are HITRUST self-certified. HCTI also supports BAA (Business Associate Agreement) coverage for healthcare clients along with cloud providers and PCI-DSS standards.

●	Engagement and Flexibility: HCTI’s ability to achieve customer operational objectives through our design and commercialization of innovative solutions with an outcome-based approach and prompt feedback.

●	Team Members: our world-class team of certified cloud architects and our unique expertise in large global pharmaceutical and biotech organizations and other participants of the healthcare industry.

●	Personal Approach to Customers: our strong relationship management and deep understanding of customer requirements enable us to continuously drive innovation. Our delivery methodology and automation-based approach give us the ability to respond to our customers’ needs and requirements rapidly.

●	Partnership with Industry Leaders: our established relationships with healthcare and life sciences teams of the public cloud providers, including Amazon Web Services (“AWS”), Google Cloud, Microsoft Azure Cloud, and EHR vendors such as MEDITECH and EPICSystems while engaging with our customers for overall success.

Our organizational capabilities and unique advantages also include solving data insights and data interoperability challenges for the HCLS industry with our domain knowledge and technology solutions. To accelerate healthcare providers’ adoption of cloud and next-generation technologies, we leverage our life sciences and medical device industry experience in cloud, data, IoT, AI/ML, security & compliance.

The majority of our revenue is generated by our employees and contractors who provide software services and managed services and support to our clients. Our software services include strategic advisory, implementation and development services and managed services and support include post implementation support and cloud hosting. We are in the early stages of marketing CloudEz, DataEz and Readabl.AI as our SaaS offerings on a subscription basis, which we expect will provide us with recurring revenues. We do not yet have enough information about our competition or customer acceptance of the proposed SaaS offerings to determine whether or not recurring subscription revenue will have a material impact on our revenue growth. Our SaaS offerings have been launched and commercially available for customers.

Background

As of January 4, 2024, SecureKloud Technologies, Inc., f/k/a 8K Miles software services, Inc., a Nevada corporation (the “Parent”), owns approximately 59.18% of the Company. Our Parent is 60.71% owned by SecureKloud Technologies Ltd., an Indian company that is publicly traded in India.

We are led by a diverse, global, and talented team of data scientists, thought leaders, software developers, and subject matter experts who seek to understand our customers’ challenges and are dedicated to tackling these challenges. As of January 4, 2024 we had a total of 33 full time employees, 164 sub-contractors, including 95 certified cloud engineers, 66 Epic Certified EHR experts and 21 MEDITECH Certified EHR experts. Many of the senior management team and the members of our board of directors hold advanced degrees and some are leading experts in software development, regulatory science, and market access.

The Company, along with the Parent, is a born-on-the-cloud Premier Partner of AWS and an audited next generation MSP. We are a leading partner of Google Cloud and a Gold Cloud Partner of Microsoft Azure Cloud. The Company, along with the Parent, is currently one of the top tier healthcare and life sciences competency partners of AWS among more than 100,000 partners in their global community of partners. The Company is also recognized as one of the top eight partners of Google Cloud Healthcare Interoperability Readiness Program. The Company has also established partnerships with Medical Information Technology, Inc. MEDITECH, Epic Systems, Splunk Inc., Snowflake Inc., Looker Inc. (acquired by Google), and other technology companies. Our Parent was rated in 2021 by Solutions Review, an independent online magazine, as one of the 22 best AWS-managed services providers(1). The Company has several Fortune 500 clients in the life sciences industry and partners with many hospitals in their cloud transformation journey. We conduct our business directly with hospitals and other healthcare providers. Our Healthcare IT services include systems selection, EHR implementation, post-implementation support to manage EHRs, legacy support, optimization, training, and creation of efficient EHR systems, and improvement of clinical outcomes for hospitals.

Market

Our target markets are healthcare delivery organizations (e.g., hospitals, clinics, physician practices, and other healthcare providers) and life sciences organizations (e.g., pharmaceutical and biotech companies). These target markets are large and rapidly expanding, and the opportunity before us is substantial as data increasingly becomes more critical to successful clinical quality improvement and outcomes, financial performance, drug discoveries, and the ever-important need to ensure a positive patient and consumer experience.

The US healthcare cloud transformation services market will grow to $30B by 2027 with 17.4% CAGR as per Absolution Market Insights1. Bloomberg business report estimates that the global market for healthcare data science and analytics will be $40B by 2025 with a CAGR of 23.5%2. The US healthcare IT services market is estimated to be $149B by 2025 with a CAGR 11.7% as per Allied Market Research3. The medical document management market is estimated to be $555M by 2025 as per Market Data Forecast4.

Based on the above market data on cloud transformation, healthcare data science and analytics, healthcare IT services and medical document management, we believe CloudEz, DataEz and Readabl.AI platforms have significant market opportunity. As COVID-19 and technological advancements accelerate a rapid shift toward digital health, healthcare technology companies like HCTI will help to transform the healthcare and life sciences industry and pave the way for sizeable market opportunities.

We believe the industry challenges and market dynamics described below are transforming the way data and analytics are used by healthcare organizations and provide us with a significant opportunity.

Challenges Associated With Increasing Complexity Of Healthcare Data

Across the healthcare landscape, a significant amount of data is being created every day, driven by patient care, payment systems, regulatory compliance, and recordkeeping. This includes information within patient health records, clinical trials, pharmacy benefit programs, imaging systems, sensors, and monitoring platforms, laboratory results, patient-reported information, hospital, and physician performance programs, and billing and payment processing.

The U.S. healthcare system has invested billions of dollars to collect vast amounts of detailed information in digital format. Examples of major areas of investment include electronic transactional systems that digitize clinical information (e.g., EHR systems, pharmacy, laboratory, imaging, patient satisfaction, and healthcare information exchanges), financial information (e.g., general ledger, costing, and billing), and operational information (e.g., supply chain, human resources, time and attendance, IT support, and patient engagement). Wearables and sensors drive personalized health data for continuous monitoring of patients through daily activity logs, biometric sensors, fall sensors, social activity sensors, etc. These wearables and sensors result in a proliferation of healthcare data that also includes socioeconomic, genomic, and remote patient monitoring information. Collecting, storing, and using healthcare data is complicated by the breadth and depth of disparate sources, the multitude of formats, and increasing regulatory requirements.

The data is vital for life sciences and pharmaceutical industries; however, traditional and current data platforms are not equipped to meet this surge or the analytic demands. Today, the data platform is expected to stay relevant for at least 15 years, be able to democratize the data, and still be secure and compliant. Data and analytics in healthcare is transforming the way illnesses are identified and treated, improving quality of life and avoiding preventable deaths.

We believe our DataEz platform addresses these challenges. DataEz is a cloud-based data pipeline platform that helps to enable personal healthcare data management, analytics, and data science capabilities for large life sciences, pharmaceutical, and healthcare organizations. It integrates with a larger variety of data sources to ingest, process, store, analyze, and gain insights from the data. By leveraging the real-world evidence data and the ability to diagnose through advanced predictive modelling, AI/ML makes the process simpler and less expensive. Life sciences industries will require a secure, privacy-compliant, and future-proof data platform as a foundation for large-scale genomics collaborations and for efforts to analyze archived data, including privacy-protected data. This means most organizations will turn into data organizations and will aggressively leverage data as a core asset to drive innovation in their businesses.

Challenges Due To Lack Of Coordination And Interoperability

The healthcare industry is fragmented and inefficient, with different legacy health insurers, hospital systems, provider groups, and pharmacy networks each possessing distinct incentive structures—some or all of which may diverge from consumers’ interests. Even as consumer demand for greater coordination grows, inflexible and disparate legacy technological systems present a significant barrier to meeting consumers’ wants and needs.

After decades of investing in EHR technology, the state of interoperability is insufficient and inhibits care coordination, health data exchange, clinical efficiency, and the quality of care provided to patients. Given that the EHR is the principal electronic interface used today at the point of care, the path to improved data-driven decision support will require integration between EHR systems and other data and analytics providers. Incidentally, the U.S. healthcare system is in the midst of an “open data wave,” with an increasing focus on, and demand for, patient data interoperability. Additionally, recent laws and regulations, such as the 21st Century Cures Act, promote and prioritize interoperability and the free exchange of health information. The COVID-19 pandemic in 2020 has helped to pave the way for advancements in EHR interoperability and standardization. The federal government’s new regulations aim to help patients gain better control of their health data via smartphone apps, interoperability is expected to increase between providers, payers, and healthcare technology companies.

We believe our Healthcare Interoperability solutions and proprietary platforms drive resilient interoperable health infrastructure as a catalyst for delivering better care and reducing costs. We participate in Google Cloud’s Healthcare Interoperability Readiness Program, which aims to help free up patient data and make it more accessible across the continuum of care, as well as set up organizations for long-term success with more modern, interoperable API-first architectures. We help healthcare providers understand their current interoperability maturity levels and map out a stepwise journey to enable interoperability. For example, our Readabl.AI is a Google Cloud-based AI/ML platform to ingest documents, which provides OCR (optical character recognition) capabilities with Natural Language Processing where the patient information is extracted and matched/validated with healthcare providers’ EHR system via FHIR (Fast Healthcare Interoperability Resources) API.

Impact Of, And Response To, COVID-19 Pandemic

Because of COVID-19, healthcare and life sciences organizations are accelerating research, rethinking patient care, and maintaining clinical and operational continuity during this unprecedented time for the global health system. COVID-19 has necessitated the adoption of digital communication channels and remote working technology within the healthcare and life sciences industry at a rapid pace.

We believe our proprietary platforms and solutions address these challenges. Our business is focused on providing digital platform solutions to healthcare organizations and it is our mission to adequately address COVID-19 challenges for the benefit of our customers and society in general. As a result, consumers have better personal care, convenience, and value. We believe that COVID-19 is expected to drive increased utilization of technology during and after the pandemic, and such shift to a virtual approach creates a unique opportunity for our business to shape the new virtual-oriented experiences of businesses through our cloud technology and services.

Our Technology And Services

We offer two proprietary software platforms, CloudEz and DataEz, for cloud transformation, automation, data management, security and data governance, and clinical and non-clinical operations management. The platforms are composed of individual, proprietary technology toolsets and deep data assets that can be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. The platforms enable healthcare organizations to implement highly sophisticated value-based initiatives on a very large scale. At the core of value-based initiatives is the need to aggregate and process data, garner meaningful insight from the results, and use these insights to drive material change to outcomes and economics. The platforms address these needs through their major competencies: (i) large-scale data connectivity, integration, and validation capabilities, (ii) advanced predictive analytics and high-speed computing, (iii) toolsets to translate resulting insights into real-world impact, and (iv) purpose-built data visualization and reporting.

CloudEz Technology Platform

CloudEz is an enterprise multi-cloud transformation and management platform that enables customers to manage their cloud infrastructure across private, hybrid, and public cloud infrastructures from providers such as AWS, Microsoft Azure, and Google Cloud. CloudEz offers cloud services to highly regulated industries, including healthcare, life sciences, and pharma and biotech organizations, in their cloud transformation journey. It leverages a library of infrastructure and application code developed ‘in-house’ to deliver infrastructure services that are secure and compliant. CloudEz also delivers an automated infrastructure compliance framework that facilitates our customers in being continuously compliant with regulatory requirements.

Implementing a secured cloud that requires continuous adherence of GxP / HIPAA compliance across a number of business units that individually span over a number of different vendors is the biggest challenge across all regulatory specific industries, such as pharma and healthcare. An automation framework that offers secure, continuous GxP / HIPAA compliance for pharmaceutical and healthcare businesses is required for faster deployment of business applications.

CloudEz platform has several security controls including identity & access management, cloud security & governance, data security, security information & event management, network and application security.

DataEz Technology Platform

Managing a data and data analytics platform is cumbersome with numerous moving components and current best practices that are prone to over-complication. The implemented architecture of some competing solutions is typically not scalable or does not allow workload flexibility. Reengineering such massive ecosystems is neither cost-effective nor practical for enterprises that want to focus on maintaining their market position. Additionally, and more importantly, when enterprise IT teams want to build their Data Lakes, centralized repository that store data, on the cloud, they must deal with overwhelming complexities – from choosing the right cloud provider that addresses their needs and ensures necessary government regulatory security and compliances are met to continuously managing a cost-effective infrastructure.

HCTI brings together large-scale datasets, expansive connectivity, robust technology infrastructure, and industry-leading subject matter expertise. The capabilities of the HCTI platforms enable both the efficient determination of highly meaningful insights and the reliable achievement of meaningful impact in the quality and economics of healthcare.

DataEz is a cloud-based data analytics and data science platform purpose-built for the data analytics and data science requirements of large life sciences/pharmaceutical and healthcare provider organizations. This platform enables our healthcare customers to ingest, securely analyze, and transform data from disparate sources to gain operational, financial, and clinical insights. DataEz is a fully secured and compliant platform that meets the regulatory requirements and we offer this as a solution and Software as a Service (SaaS) subscription model for life sciences and healthcare provider customers.

Combinations of all proprietary technology toolsets are configured to quickly empower highly differentiated solutions for customer needs in a highly scalable fashion. The flexibility of the platform’s modular design enables customers to integrate the capabilities of the platform with their own internal capabilities or other third-party solutions. The platforms bring to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale. This enables healthcare organizations to aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, drive meaningful impact, and intuitively visualize data and information to inform business strategy and execution.

DataEz platform includes the advanced analytics capability for data scientists and analysts to rapidly spin up secure analytics workbenches. Analytics workbench enables agile analytics, by providing capabilities of data discovery, model building, model management, model consumption, visualization, and workflow management in an integrated platform to accelerate the data science life cycle using AI/ML algorithms as well as data analytics at scale.

DataEz Platform Architecture

DataEz platform architecture is composed of various stages of data pipeline management including ingestion, quarantine, pre-curated, data curated, analytics/data warehouse, visualization/data warehouse and visualization/data science.

DataEz: Data Lake Management, Analytics & Data Science platform architecture diagram

Readabl.AI

Despite significant investments in electronic health records, paper-based unstructured data, such as faxes and clinical reports, remain the prevalent methods to share information about patients as they navigate the continuum of care. This reality has been particularly obvious during the COVID 19 pandemic. The NY Times recently highlighted that the fax machine continues to be a primary data communication tool in the fight against the virus.

Healthcare organizations demand an advanced automation solution to easily convert paper-based unstructured data into meaningful information for patient care. Readabl.AI uses state-of-the-art public cloud artificial intelligence and machine learning to recognize and extract healthcare information from documents, faxes, and narrative reports. Including Readabl.AI in customer organization’s workflow improves patient care and clinical efficiencies while maintaining security & confidentiality. Readabl.AI ensures that the necessary health information is available for patient care with reduced labor requirements and faster processing.

Readabl.AI is offered as a solution on public cloud marketplaces such as Google Cloud marketplace and is commercially available on a Software-as-a-Service (SaaS) subscription model.

Cloud IT Services

Cloud IT is a service offering that we provide that incorporates several of our existing technological platforms. Below are several of the benefits of our Cloud IT service:

1. Multi-Cloud Advisory: Our certified public cloud architects and engineers are highly experienced and successful in providing end-to-end cloud advisory and deployment services. Our expert team of cloud certified professionals develops and deploys complex applications onto public, private, and hybrid clouds. In addition, we have a proven track record of migrating various IT infrastructures into cloud technologies, enabling healthcare organizations to attain their business goals. We help our customers analyze and identify suitable cloud options for their IT enterprise by clearly defining strategies of the cloud and the roadmap for its transformation. Our experts create secure, scalable, innovative, and robust cloud solutions that address the requirements of healthcare organizations by performing a detailed evaluation of technical compatibility and business objectives.

2. DevOps as a Service: Cloud DevOps, often also referred to as DevSecOps given the criticality of security of the cloud, is the IT methodology through which enterprises migrate and manage their platforms and solutions in a continuous fashion on the cloud. healthcare enterprise IT leadership can rely on HCTI’s turnkey managed services, strategic advisory services, proven methodology, automation capabilities, and expertise to steadily migrate their IT assets to the cloud.

3. Cloud Security Operations Centre (SOC): CloudEz comes with advanced AI/ML-enabled alerts and monitoring services over and across the enterprise cloud environment. By implementing automated BOTs, our operations centre ensures our clients have a de-risked cloud environment by ensuring continuous security and regulatory compliance.

4. Healthcare Cloud Backup and Disaster Recovery (BU/DR): Our cloud disaster recovery solution is a fully managed infrastructure solution that enables hospitals to host their DR instances on public cloud platforms such as AWS. Our solution specifically serves the MEDITECH market today. MEDITECH BU/DR solution will soon be available on AWS marketplace for healthcare customers.

5. Ransomware Protection: We are taking a proactive role in educating and equipping rural hospitals, community hospitals, and large health systems with critical resources for improving their preparedness, prevention, detection, response, and recovery from ransomware incidents. Our service offerings include risk assessment, recommendations for most effective tools and processes, continuous monitoring of systems and backup and recovery plan.

Healthcare IT Services

Healthcare IT is a separate service we provide primarily to hospitals and healthcare centres. Our healthcare IT services are utilized by 100+ hospitals across the US. These services include EHR implementation and optimization, managed services, interoperability, data assessments and tools, and clinical and training consulting to improve clinical outcomes and the patient experience.

●	EHR Implementation and Optimization: HCTI is among one of the few MEDITECH READY-certified implementation partners for MEDITECH, a leading EHR system vendor. This READY certification from MEDITECH enables HCTI to provide hospital clients with their EHR implementations. We have worked with hundreds of MEDITECH customers and successfully implemented and optimized the MEDITECH platform. Additionally, HCTI is one of 15 partners (out of 200 total firms tracked by Epic Systems, Inc., a leading EHR system vendor) that works with Epic on a regular basis to discuss synergies and client performances. Our implementation solution set specifically addresses mergers and acquisitions as well as community technology extensions. We have successfully enabled over 600 community physicians in over 100 locations through our community technology deployment services.

●	EHR Managed Services: Our end-to-end EHR managed services cover hospital-wide IT support including Tier 2/Tier 3 support, technical support, report writing, on-demand application support, Community Connect, and acquisition services. HCTI addresses healthcare organizations’ growing frustrations, inefficiencies, and high provider turnover in the healthcare communities through training and support to prevent loss of additional clinical resources, downturns in patient service volume, and loss of significant revenue. HCTI’s Epic team offers a monthly support plan that provides comprehensive flexibility. It gives “flex support” for clients, allowing for the division of necessary work hours across different Epic resources and applications. Since the pandemic started, more hospitals and health systems are slowly making the transition to cloud platforms to host their EHRs and information systems to offer real-time data insights and more storage solutions. HCTI sees this as an opportunity to provide EHR-as-a-service capabilities in real-time for hospitals on public cloud platforms.

●	Interoperability Assessments and Services: HCTI is recognized as one of the top eight partners of the Google Cloud Healthcare Interoperability Readiness Program. Our services enable health systems to understand their readiness to meet CURES act requirements and develop and execute a roadmap across technology platforms utilizing HL7’s (Health Level Seven International provides standards and solutions to empower global health data interoperability) and FHIR (Fast Healthcare Interoperability Resources) standards.

●	Data Assessment and Toolsets: healthcare clients also approach us to build two-way data applications for quick and seamless communication with patients and to perform predictive analytics based on prior outcomes and readings from monitoring devices. We offer self-cataloguing data lakes and automated data quality check solutions. These cutting-edge solutions consist of a public cloud-based data lake where the data from various devices and sensors are ingested and stored through automated provisioning, and a scalable dashboard that is capable of monitoring hundreds of thousands of patients at a time based on the cloud-stored data.\

●	Clinical and Training Consulting: HCTI also provides clinical and operational consultants to healthcare organizations to support the improvement of their business, clinical, and patient outcomes and experience.

Corporate Information

Our principal executive office is located at 7901 Stoneridge Drive, Suite 220, Pleasanton, CA 94588. Our telephone number is (925) 270-4812. Our website address is https://www.healthcaretriangle.com/ .. The information included on our website or in any social media associated with the Company is not part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, together with the other information set forth in this prospectus, the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation by Reference.”

Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities from offerings under this prospectus for capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies, investments and general corporate purposes, including working capital unless the applicable prospectus supplement states otherwise. General corporate purposes may include working capital purposes.

We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, we will retain broad discretion over the allocation of net proceeds. We would not receive proceeds from sales by our security holders.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. Certain holders of our securities, as well as their transferees, pledgees, donees, or successors, all of whom we refer to as “Selling Stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time common stock, preferred stock, debt securities, warrants to purchase any such securities, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, and warrants to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, $0.00001 par value, of which 20,000 have been designated as Series A Super Voting Preferred Stock, $0.00001 par value (the “Super Voting Preferred Stock”). As of January 4, 2024, there were 4,308,822 shares of our common stock outstanding and 6,000 shares of our Super Voting Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Dividends. The holders of our common stock are entitled to receive dividends if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share rateably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Rights and Preferences. Holders of our common stock have no pre-emptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable. All of our outstanding shares of our common stock are, and the shares of our common stock to be issued in this offering will be, fully paid and nonassessable.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. Our Certificate of Incorporation also provides that this choice of forum provision does not apply to claims arising under federal securities laws.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock that we issue will be governed by our certificate of incorporation, as amended, including the certificate of designations relating to such series of preferred stock, and our by-laws.

As of January 4, 2024, we have designated 20,000 shares of preferred stock as Series A Super Voting Preferred Stock, of which 6,000 shares are issued and outstanding.

We will fix the rights, preferences, privileges, and restrictions of the preferred stock of each series in the certificate of designations relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve, or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validly issued, fully paid, and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of preferred stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Series A Super Voting Preferred Stock

The following is a summary of the terms of our Series A Super Voting Preferred Stock

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

Liquidation Rights. The holders of our Super Voting Preferred Stock are not entitled to any liquidation preference.

Other Matters. The holders of our Super Voting Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Super Voting Preferred Stock does not entitle its holders to pre-emptive rights. All of the outstanding shares of our Super Voting Preferred Stock are fully paid and non-assessable.

Our Board also has the authority to issue up to 9,980,000 additional shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without consent of the stockholders

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer, LLC.

DESCRIPTION OF WARRANTS

General

As of January 4, 2024, warrants to purchase approximately 609,756 shares of our common stock with a weighted average exercise price per share of $10.66 were outstanding.

We may offer by means of this prospectus warrants for the purchase of our common stock or preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement, or other instrument. When we refer to the prospectus supplement, we mean the applicable prospectus supplement describing the specific terms of the security you purchase. The terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to our capital stock, see “Description of Common Stock,” and “Description of Preferred Stock.”

Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement, or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title and issuer of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currencies in which the price or prices of the warrants may be payable;

●	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

●	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of security;

●	if applicable, the date on and after which the warrants and any related securities will be separately transferable;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of such securities may be listed;

●	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of warrants that may be exercised at any one time;

●	whether the warrants will be issued in fully registered for or bearer form, in global or non-global form, or in any combination of these forms;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain U.S. federal income tax considerations; and

●	any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. If any warrant is exercisable for other securities or other property, the following provisions will apply. Each such warrant may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants. After the close of business on any applicable expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities by delivery of an exercise notice for those warrants, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

●	the issuance of a stock dividend to common stockholders or a combination, subdivision, or reclassification of common stock;

●	the issuance of rights, warrants, or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

●	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

●	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants.

Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We and any agent for any series of warrants may amend any warrant or rights agreement and the terms of the related warrants by executing a supplemental agreement, without any such warrant holders’ consent, for the purpose of:

●	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant certificates;

●	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

●	appointing a successor depository, if the securities are issued in the form of global securities;

●	evidencing a successor agent’s acceptance of appointment with respect to any securities;

●	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

●	issuing warrants in definitive form, if such securities are initially issued in the form of global securities; or

●	amending the agreement and the warrants as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrant holders in any material respect.

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment, for the purpose of adding, modifying, or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants. However, no such amendment that:

●	reduces the number or amount of securities receivable upon any exercise of any such security;

●	shortens the time period during which any such security may be exercised;

●	otherwise adversely affects the exercise rights of warrant holders in any material respect; or

●	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger, and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agreement with respect to warrants will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of warrants, however, we may not take any of these actions unless all of the following conditions are met:

●	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred, or leased must be an entity organized and existing under the laws of the United States, any state, or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement, or other instrument; and

●	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. Any agent for any series of warrants will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant exercisable for any property.

Replacement of Certificates

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We will replace any destroyed, lost, stolen, or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any warrants we issue pursuant to this prospectus. We, any agents for any series of warrants, and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

Any debt securities we may issue, offered by this prospectus and any accompanying prospectus supplement, will be issued under an indenture to be entered into between our company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of our company and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the place or places where principal and, if applicable, premium and interest, is payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	the currency of denomination;

●	the designation of the currency, currencies, or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

●	any events of default, if not otherwise described below under “Events of Default”;

●	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

●	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

●	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

Those who hold certificated debt securities may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. There will be no service charge for any transfer or exchange of certificated debt securities, but there may be a requirement to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Those who hold certificated debt securities may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We will agree in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

●	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the United States, any state, or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

●	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

●	we fail to pay any principal or premium, if any, when it becomes due and such default is not cured within 5 business days;

●	we fail to pay any interest within 30 days after it becomes due;

●	we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

●	certain events involving bankruptcy, insolvency, or reorganization of our company or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

●	all events of default (other than non-payment of accelerated principal, premium, or interest) have been cured or waived;

●	all lawful interest on overdue interest and overdue principal has been paid; and

●	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

●	the holder gives to the trustee written notice of a continuing event of default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

●	the trustee fails to institute a proceeding within 60 days after such request; and

●	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

●	to provide that the surviving entity following a change of control of our company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

●	to provide for certificated debt securities in addition to uncertificated debt securities;

●	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

●	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

●	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

●	reduce the rate of or change the time for payment of interest;

●	reduce the principal of or change the stated maturity of the debt securities;

●	make any debt security payable in money other than that stated in the debt security;

●	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

●	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

●	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture will permit us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

●	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

●	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

●	money;

●	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

●	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates, or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

●	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

●	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

●	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

●	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of our company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material United States federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements that we may enter into. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” and “Description of Debt Securities” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace, or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

 Enforcement of Rights

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, or warrants, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification without Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity;

●	to correct or supplement any defective or inconsistent provision; or

●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent of Holders. Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. The unit agreements and the units will be governed by Delaware or New York law as decided by the Company at the time of issuance.

Form, Exchange, and Transfer

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to any units we issue pursuant to this prospectus. We will issue each unit in global—that is, book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Securities Issued in Bearer Form.”

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed, or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

●	If we have the right to redeem, accelerate, or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable.

PLAN OF DISTRIBUTION

We and any selling security holders may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from us. These discounts, concessions, or commissions as to any particular underwriter, broker-dealer, or agent may be in excess of those customary in the types of transactions involved. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

●	on any national securities exchange or quotation service on which the common stock or the preferred stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Capital Market in the case of the common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each prospectus supplement will state the terms of the offering, including, but not limited to:

●	the names of any underwriters, dealers, or agents;

●	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

●	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

●	any discounts, commissions, or fees allowed or paid to dealers or agents; and

●	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to comply with the securities laws of some states, if applicable, the shares of common stock offered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

LEGAL MATTERS

The validity of the securities that may be offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Healthcare Triangle, Inc. as of and for the year ended December 31, 2022 and December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of BF Borgers CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.healthcaretriangle.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC. This helps us disclose certain important information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference each of the documents listed below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 28, 2023, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on January 4, 2023;

●	Our Definitive Proxy Statement filed with the Securities and Exchange Commission on November 9, 2023 and the Revised Definitive Proxy Statement filed with the Securities and Exchange Commission on November 16, 2023;

●	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2023, the six months ended June 30, 2023, and the nine months ended September 30, 2023 (our “Quarterly Reports”), filed with the Securities and Exchange Commission on May 9, 2023 , August 10, 2023 and November 13, 2023;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 12, 2021, and any subsequent amendment thereto filed for the purpose of updating such description.

●	Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on January 27, 2023, April 6, 2023, May 4, 2023, May 30, 2023, June 5, 2023, June 29, 2023, July 14, 2023, September 5, 2023, November 29, 2023 and January 2, 2024

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

Healthcare Triangle, Inc.

Attn: Investor Relations

7901 Stoneridge Drive, Suite 220

Pleasanton, CA 94588

(925) 270-4812

The information contained on our website is not a part of this prospectus.

Up to $20,000,000 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

Spartan Capital Securities, LLC

November 18, 2025